Form 2004-1

                                          ALLIANCEBERNSTEIN INVESTMENT
                                          RESEARCH & MANAGEMENT, INC.
                                          1345 AVENUE OF THE AMERICAS
                                          NEW YORK, N.Y. 10105
                                          (800) 221-5672

                                                     _______________, 20__


                Form of Selected Dealer Agreement
                        For Broker/Dealers


Ladies and Gentlemen:

     As the principal underwriter of shares of certain registered investment companies at present or hereafter managed by Alliance Capital Management L.P., we invite you to participate as principal in the distribution of shares of each such company as we now or hereafter identify to you (each a "Fund"), all upon the following terms and conditions:

     1. You are to offer and sell shares of a Fund only at the public offering prices as then currently in effect and only in accordance with the terms of the then current prospectus(es) and statement(s) of additional information of the Fund incorporated therein (collectively, the "Prospectus"). To the extent that a Prospectus contains any provision that is inconsistent with this Agreement, the Prospectus shall be controlling. You shall act only as principal in such transactions and shall not have authority to act as agent for any Fund, for us, or for any other dealer in any respect, except as herein provided. You shall not represent to any third party that you have such authority or are acting in such capacity. All orders are subject to acceptance or rejection by us and become effective only upon confirmation by us. We may, without notice, suspend sales or withdraw the offering of shares of any one or more of the Funds at any time.

     2. (a) On each purchase of shares of a Fund by you from us, the total sales charges and discount to you as a selected dealer, if any, shall be as stated in the Fund's Prospectus.

          (b) You acknowledge that a reduced sales charge and/or no sales charge (collectively "discounts") may be available to purchases of shares as described in each Fund's Prospectus. You agree to: (i) obtain all necessary information from your customers to allow you to provide all available discounts; (ii) inform your customers of applicable discount opportunities and inquire about other qualifying holdings that might entitle customers to receive discounts; and advise us contemporaneously with each purchase as to amounts of any and all purchases of shares made by you, as agent for your customers, qualifying for discounts. You further agree that you have, and will maintain during the term of this Agreement, adequate written supervisory procedures, controls, and exception reports to ensure that your customers receive all available discounts. If we thereafter learn that a sale qualified for a discount, or did not so qualify, we may, but are not required to, take such action as we deem appropriate to reflect the proper charge or discount, if any, including an appropriate adjustment in the corresponding amount of any payment to you or require that you reimburse us for any discount inappropriately allowed to you.

          (c) There is no sales charge or discount to selected dealers on the reinvestment of dividends nor shall any payment be due or paid to you for any calendar quarter for which the amount otherwise due or to be paid to you hereunder with respect to all Funds is less than $100.

     3. As a selected dealer, you are hereby authorized (a) to place orders directly with each Fund for its shares to be resold by us to you subject to the applicable terms and conditions governing the placement of orders by us set forth in a Fund's Distribution Services Agreement or corresponding agreement between the Fund and us or as may otherwise be imposed by us and communicated to you and subject to the applicable compensation provisions set forth in the Fund's Prospectus and (b) to tender shares directly to the Fund or its agent for redemption subject to the applicable terms and conditions set forth in the applicable Distribution Services Agreement and the Prospectus.

     4. Redemptions of shares of a Fund are to be made in accordance with the Prospectus.

     5.   You shall:

          (a) Purchase shares of any Fund only from us or from your customers;

          (b) Purchase shares from us only for the purpose of covering purchase orders already received from your customers or to be held for investment for your own account;

          (c) Not purchase any shares of any Fund from your customers at prices lower than the redemption or repurchase prices then quoted by the Fund. You shall, however, be permitted to sell shares of a Fund for the account of the record owners thereof to the Fund at the repurchase prices currently established for such shares and may charge the owner a fair commission for handling the transaction;

          (d) Not withhold placing customers' orders for shares so as to profit yourself as a result of such withholding; and

          (e) If any shares purchased by you hereunder are redeemed or repurchased by any of your customers from any Fund within seven business days after such confirmation of your original order, forthwith refund to us the full discount allowed to you on the original sales of such shares. We shall notify you of such redemption or repurchase within ten days from the date of delivery of the request therefore or of certificates to us or the Fund. Termination or cancellation of this Agreement shall not relieve you or us from the requirements of this Subsection (e).

          (f) Unless you hold shares as nominee for your customers or participate in the NSCC Fund/Serv Networking program, at certain matrix levels, provide us with all necessary information to comply with all applicable federal, state and local reporting requirements, including, without limitation, backup and nonresident alien withholding requirements for your customer accounts. You represent and agree that all Tax Identification Numbers ("TINs") provided to us are certified, and that no account that requires a certified TIN will be established without a certified TIN. With respect to all other accounts, including fund shares held by you in omnibus accounts, and fund shares purchased or sold through the NSCC Fund/Serv Networking Program, at certain matrix levels, you agree to perform all federal, state and local tax reports with respect to such accounts, including without limitation, redemptions and exchanges.

     6. We shall not accept from you any conditional orders for Fund shares. Acceptance of an order to purchase shares of a Fund shall be made by the Fund only against receipt of the purchase price, subject to deduction for the discount reallowed to you and any applicable sales charge on such sales. If payment for the shares purchased is not received within the time customary for such payments, the sale may be cancelled forthwith without any responsibility or liability on our part or on the part of the Fund (in which case you will be responsible for any loss, including loss of profit, suffered by the Fund resulting from your failure to make payment as aforesaid), or, at our option, we may sell the shares ordered back to the Fund (in which case we may hold you responsible for any loss, including loss of profit suffered by us resulting from your failure to make payment as aforesaid).

     7. (a) You will not offer or sell any Fund shares except in compliance with all applicable Federal and State securities laws, and in connection with sales and offers to sell shares you shall on a timely basis furnish to each person to whom any offer or any such sale is made a copy of the Prospectus and, if required to be furnished, a copy of the then currently applicable statement of additional information. If required by Rule 10b-10 under the Securities Exchange Act of 1934 (the "1934 Act"), you shall send confirmation of orders to your customers.

          (b) You shall at all times comply with all provisions of applicable law, including the National Association of Securities Dealers, Inc. (the "NASD") Conduct Rules and other requirements, and the Prospectus of each Fund applicable to your conduct, including, but not limited to, sales practices and sales charge waivers. In this regard, you further represent and warrant that you, acting as our agent, will submit to us, or to the Funds' transfer agent, for receipt of that day's net asset value (less any applicable sales charges) only complete orders received by you prior to the time set by the Funds for calculation of their net asset value, as described in each Fund's Prospectus. You further represent and warrant that, when acting as our agent, orders received by you after the time set for calculation of the Funds' net asset value will be submitted to us, or to the Funds' transfer agent, for receipt of the next determined net asset value following your receipt of those orders. You further represent that you have (i) established and maintain internal controls and procedures that are sufficient to reasonably assure that orders will be submitted to us, or to the Funds' transfer agent, in accordance with the above requirements; and (ii) established procedures to ensure that orders received by you are handled in a manner reasonably consistent with Rule 22c-1 under the Investment Company Act of 1940, as amended (the "1940 Act"), and any Securities and Exchange Commission ("SEC") staff positions or interpretations issued thereunder.

          (c) We shall be under no liability to you except for obligations expressly assumed by us herein. Nothing herein contained, however, shall be deemed to be a condition, stipulation or provision binding any persons acquiring any security to waive compliance with any provision of the Securities Act of 1933, as amended (the "1933 Act"), or of the rules and regulations of the SEC, or to relieve the parties hereto from any liability arising under the 1933 Act.

     8. (a) In accordance with NASD Notice to Members 03-50 (reminding members of their responsibility to ensure that they have and implement policies and procedures reasonably designed to detect and prevent the occurrence of mutual fund transactions that would violate Rule 22c-1 under the 1940 Act, NASD Conduct Rule 2110 and other applicable rules and regulations with respect to late trading or market timing transactions), you represent that you have reviewed your policies and procedures to ensure that they are adequate with respect to preventing violations of law and Prospectus requirements related to, among other things, timely order-taking and market timing activity and you hereby provide the confirmation set forth on Appendix A hereto with the initial execution of this Agreement. You acknowledge that, from time to time thereafter, we may require you to provide the certifications set forth on Appendix A hereto, and you agree to provide promptly such certifications.

          (b) You acknowledge that purchases, sales and exchanges of Fund shares should be made for investment purposes only and that the Funds have adopted surveillance procedures, as described in each Fund's Prospectus, to detect excessive or short-term trading. The surveillance process involves several factors, including scrutinizing transactions in Fund shares that exceed certain monetary thresholds or numerical limits. Generally, these surveillance procedures will identify more than two exchanges of Fund shares during any 90-day period or purchases of shares followed by a sale within 90 days. We may block any account identified by these surveillance procedures and permit no future purchase or exchange activity in the account. You agree to provide customer account level detail or other information to us for the purposes of these surveillance procedures and otherwise cooperate with us to prevent excessive or short-term trading. If we notify you that an account has been blocked, you also agree to take such steps as necessary to effectuate the account block and prohibit additional purchases or exchanges of Fund shares. You agree to confirm to us that you have taken any necessary actions with respect to a blocked account.

          (c) If you hold shares for your customers in an omnibus account, you acknowledge that we may also monitor turnover of assets to purchases and redemptions in the account. If there is excessive turnover, we may notify you and request that you review individual account transactions for excessive or short-term trading activity and confirm to us that appropriate action has been taken to curtail such activity. You acknowledge that appropriate action may include blocking accounts and prohibiting future purchases and sales of Fund shares.

          (d) You acknowledge that we may terminate this Agreement if you decline to provide customer account information to us, or to take appropriate action upon notice from us that an account has been blocked or there is excessive turnover in omnibus accounts.

     9. From time to time while this Agreement is in effect, we may make payments to you pursuant to one or more of the distribution plans ("Plans") adopted by certain of the Funds pursuant to Rule 12b-1 ("Rule 12b-1") under the 1940 Act in consideration of your furnishing distribution services hereunder with respect to each such Fund. We have no obligation to make any such payments and you waive any such payment until we receive monies therefor from the Fund. Any such payments made pursuant to this Section 9 shall be subject to the following terms and conditions:

          (a) Any such payments with respect to a particular Fund shall be in such amounts as we may from time to time advise you of but in any event not in excess of the amounts permitted by a Plan in effect with respect to that Fund. Any such payments shall be in addition to the selling concession, if any, allowed to you pursuant to this Agreement;

          (b) The provisions of this Section 9 relate to each Plan adopted by a particular Fund pursuant to Rule 12b-1. You shall provide to us, on a timely basis, such information as we may request to enable us to provide to the Fund's Board of Directors in accordance with Rule 12b-1, at least quarterly, a written report of the amounts expended by us pursuant to this Section 9 and the purposes for which such expenditures were made; and

          (c) Notwithstanding any other provision of this Agreement, the provisions of this Section 9 relating to a Plan applicable to each Fund shall remain in effect for not more than a year and thereafter for successive annual periods only so long as the continuance of a Plan is specifically approved at least annually in conformity with Rule 12b-1 and the 1940 Act, and the provisions of this
               Section 9 shall automatically terminate with respect to a particular Plan in the event of the assignment (as defined by the 1940 Act) of this Agreement, in the event such Plan terminates or is not continued, or in the event this Agreement terminates or ceases to remain in effect. In addition, the provisions of this Section 9 may be terminated at any time, without penalty, by (i) the Fund, in accordance with the terms of the 1940 Act or, (ii) you or us with respect to any Plan on not more than 60 days nor less than 30 days prior written notice delivered (or mailed by registered mail, postage prepaid, to the other party).

     10. (a) No person is authorized to make any representation concerning shares of any Fund except those contained in the Fund's Prospectus or in currently applicable printed information issued by each Fund or by us as information supplemental thereto. In purchasing shares of any Fund, you shall rely solely on the representations in the Fund's Prospectus and/or in the foregoing printed supplemental information. We shall supply to you Fund Prospectuses, reasonable quantities of reports to shareholders, proxy solicitation materials, supplemental sales literature, sales bulletins, and additional information as issued. You shall distribute Prospectuses and reports to shareholders of the Funds to your customers in compliance with the applicable requirements, except to the extent that we expressly undertake to do so on your behalf. We shall not be responsible for any advertising or sales material developed and used by you or any third party relating to any Fund, unless approved in writing by us in advance of such use except that you may identify the Funds in a listing of mutual funds available through you to your customers. Any printed information furnished by us other than the Prospectus for each Fund, periodic reports and proxy solicitation materials are our sole responsibility and not the responsibility of the Fund, and no Fund shall have any liability or responsibility to you in these respects unless expressly assumed in connection therewith.

          (b) You agree not to transact orders for Fund shares in states or jurisdictions in which you have been informed that shares may not be sold or in which you or your personnel are not authorized to sell shares.

          (c) We shall have no responsibility, under the laws regulating the sale of securities in the United States or any foreign jurisdiction, with respect to the qualification or status of you or your personnel selling Fund shares. We shall not, in any event, be liable or responsible for the issue, form, validity, enforceability, and value of the Fund's shares or for any matter in connection therewith.

     11. You understand and acknowledge that the Funds may offer more than one class of shares. You represent and warrant that you have established compliance procedures designed to ensure (a) that your customers are made aware of the terms of each available class of shares offered and sold to each particular offeree and
(b) that the purchaser meets all applicable suitability requirements and to ensure proper supervision of your representatives in recommending and offering multiple classes of shares. You acknowledge that we have no responsibility for determining the suitability of any Fund shares as investments for your customers.

     12. Should you provide brokerage clearing services to broker-dealers or other financial intermediaries who wish to sell shares to their clients ("Originating Firms"), you represent that you and each such Originating Firm are parties to a clearing agreement which conforms in all respects to the requirements of NASD Conduct Rule 3230 or, as applicable, the rules of a national securities exchange. In connection with your provision of such brokerage clearing services, (i) you are responsible for ensuring that shares are sold in compliance with the terms and conditions of this Agreement and each Prospectus, and (ii) we have no responsibility for determining whether any shares are suitable for clients of your Originating Firms.

     13. Neither our affiliates nor any Fund shall be liable for any loss, expense, damages, costs or other claim arising out of any redemption or exchange pursuant to telephone instructions from any person or our refusal to execute any such instructions for any reason.

     14. (a) You represent and warrant that: (i) you are a broker-dealer registered under the 1934 Act or you are exempt from registration under the 1934 Act;
               (ii) you are a member in good standing with the NASD; (iii) you are licensed by the appropriate regulatory authority of each state or other jurisdiction in which you will offer and sell shares of the Funds; and (iv) each of your partners, directors, officers, employees, and agents who will participate or otherwise may be involved in the offer or sale of Fund shares or the performance by you of your duties and activities under this Agreement is either appropriately licensed or exempt from such licensing requirements by the appropriate regulatory agency of each state or other jurisdiction in which you will offer and sell Fund shares. At all times, you will abide by the NASD Conduct Rules and by all other federal or state laws, and rules and regulations thereunder applicable to the conduct of your business to which the Agreement pertains;

          (b) You represent that you are bound by anti-money laundering procedures and have a compliance program including an AML Policy and Procedures, as required by the NASD and under U.S. Law. The AML Policy and Procedures must include a Customer Identification Program ("CIP"). You represent and undertake that for all accounts introduced to us by you, except for accounts that are not held in omnibus accounts with the Funds or its service providers or accounts not established with the Funds or its service providers through the NSCC Fund/SERV system or otherwise by you, you will ensure that such clients are properly identified and that their identities have been verified in accordance with the CIP requirements. You will take all possible steps to ensure that monies from all your clients investing in the Funds do not come from any illicit activity and comply with all applicable laws and regulations designed to guard against money laundering activities set out in your AML Policy and Procedures.

          (c) You agree to permit inspection relating to your AML Policy and Procedures by U.S. federal departments or regulatory agencies with appropriate jurisdiction over you and to make available to examiners from such departments or regulatory agencies such information and records relating to your AML program as such examiners shall reasonably request.

          (d) You confirm that the Funds are the ultimate beneficiaries of this Agreement and therefore are relying upon your compliance with your AML program, including the CIP, and any and all laws and regulations applicable to you in the execution of orders for the Funds.

          (e) You confirm that, on request, you will supply us with evidence of the due diligence work that you have carried out under your AML Policy and Procedures. You also confirm that you will retain all original records relating to the said due diligence work for each client for a period of at least 5 years from the date of the termination of the client's investment in the Funds.

     15. This Agreement is in all respects subject to the NASD Conduct Rules, which shall preempt any provision of this Agreement to the contrary. You shall inform us promptly of any pending or threatened action or proceeding by the NASD bearing on your membership with the NASD and of any suspension or termination of such membership. You recognize that under the NASD Conduct Rules we are prohibited from making any payments to you after your ceasing to be a member in good standing of the NASD, other than payments with respect to which all events entitling you to payment (including the completion of any applicable time period) have occurred prior to that date, and you shall not hereunder be entitled to any such payments. You shall return to us, upon our demand of you, the amount of any such payments we identify to you as having been made by us to you subsequent to your ceasing to be such a member. After the earlier of your ceasing to be a member in good standing of the NASD or the termination of this Agreement, neither we nor any Fund will be obligated to accept instructions from you, or any of your employees or representatives, regarding accounts or any transactions for them. Promptly thereafter, you shall (a) instruct your customers to contact Alliance Global Investor Services, Inc. ("AGIS") directly at (800) 237-5822 or such other numbers as we provide to you regarding all future transactions in shares of any Fund, and (b) if shares of any Fund beneficially owned by a number of your customers are held by you in an omnibus account, you shall provide to AGIS the details of each of those customer accounts (i.e., name, address and telephone number and number of shares owned) and instruct those customers to contact AGIS directly, as provided above, regarding all future transactions in shares in any Fund.

     16. In the event you violate any of your obligations under this Agreement, we may, in our sole discretion, cease paying to you any or all amounts to which you would otherwise be entitled under this Agreement after such violation. You shall return to us, upon our demand of you, all or such portion of any payments we identify to you as having been made by us to you after any such violation.

     17.  (a)  This Agreement will terminate automatically upon:
               (i) termination or suspension of your registration with the SEC; (ii) termination or suspension of your membership with the NASD; or (iii) termination or suspension of your license to do business by any state or other jurisdiction. You agree to notify us promptly in writing of any such action or event.

          (b) Either you or we may terminate this Agreement by giving thirty (30) days prior written notice to the other. In addition, either you or we may, in case of material breach of this Agreement by either party, terminate this Agreement immediately by giving written notice to the other party, which notice sets forth in reasonable detail the nature of the breach. Such notice shall be deemed given on the date on which it is delivered personally to you or to any of your officers or members, or was mailed postpaid or delivered to a telegraph office for transmission to the address of you or us, as applicable, as set forth below.

          (c) This Agreement shall terminate immediately upon the appointment of a Trustee under the Securities
               Investor Protection Act or any other act of insolvency by you.

          (d) The termination of this Agreement by any of the foregoing means shall have no effect upon transactions entered into prior to the effective date of termination and shall not relieve you of your obligations, duties and indemnities specified in this Agreement. A trade placed by you after your voluntary termination of this Agreement will not serve to reinstate the Agreement. Reinstatement, except in the case of a temporary suspension, will only be effective upon written notification by us.

          (e) This Agreement is not assignable or transferable and will terminate automatically in the event of its "assignment", as defined in the 1940 Act, and the rules and regulations thereunder. We may, however, transfer any of our duties under this Agreement to any entity that controls or is under common control with us.

          (f) This Agreement may be amended by us at any time by written notice to you and your placing of an order or accepting payment of any kind after your receipt of such notice and the effective date of any such amendment shall constitute your acceptance thereof.

     18. We shall for so long after termination of this Agreement as you remain a member in good standing of the NASD make payments to you in accordance with Section 2 hereof based on sales of Fund shares purchased by you that are consummated prior to such termination unless this Agreement is terminated after you are no longer a member in good standing of the NASD, subject to Section 15 hereof. Your right to payments hereunder subsequent to termination of this Agreement after you are no longer a member in good standing of the NASD, if any, shall be solely as provided in
Section 15 hereof. This Section 18 will survive the termination of this Agreement.

     19. You shall indemnify and hold harmless us, each Fund, Alliance Capital Management L.P. and our and their direct and indirect subsidiaries and affiliates, directors trustees, officers, employees, shareholders, agents and representatives (collectively, the "Indemnitees") from and against any and all claims, losses, damages, costs, expenses and liabilities, including attorneys fees, that may be assessed against, or suffered or incurred by any of them, however arising, and as they are assessed, suffered or incurred, which relate in any way to
(a) any breach by you of any of your representations or warranties hereunder, or your failure to comply with any of your obligations hereunder; (b) any incorrect, omitted and/or unauthorized information provided or required to be provided by you to us or to any of the Funds; (c) your provision to any of your customers or prospective customers of information regarding any of the Funds other than the then current Prospectus or supplemental information referred to in Section 10 hereof, except as expressly authorized by us; and/or (d) your failure to properly comply with any applicable law, rule or regulations. Your obligations under this Section 19 shall extend to actions, failures, errors, omissions, misconduct and breach by you and by your employees, agents and representatives, whether or not acting with the scope of their employment, agency or authority. Nothing in this Section 19 shall be deemed to preclude any of the Indemnitees from seeking monetary damages and/or injunctive relief in connection with any such claims, losses, damages, costs, expenses or liabilities. This Section 19 will survive termination of this Agreement or any provision hereof.

     20. You agree that any Non-Public Personal Information, as the term is defined in SEC Regulation S-P, that may be disclosed hereunder is disclosed for the specific purpose of permitting you or us to perform the services set forth in this Agreement. You represent that you have adopted and implemented procedures to safeguard customer information and records that are reasonably designed to: (a) ensure the security and confidentiality of customer records and information; (b) protect against any anticipated threats or hazards to the security or integrity of customer records and information; (c) protect against unauthorized access to or use of customer records or information that could result in substantial harm or inconvenience to any customer; (d) protect against unauthorized disclosure of non-public personal information to unaffiliated third parties; and (e) otherwise ensure your compliance with Regulation S-P.

     21. This Agreement shall be construed in accordance with the laws of the State of New York and shall be binding upon us and you when signed by us and accepted by you in the space provided below.

                                    Very truly yours,

                                    ALLIANCEBERNSTEIN INVESTMENT RESEARCH &
                                    MANAGEMENT, INC.


                                    By:--------------------------------------
                                             (Authorized Signature)


Firm Name
          --------------------------------------------------------------

Address
        ----------------------------------------------------------------

City                       State                Zip Code
     ---------------------       --------------          ---------------

Accepted by (signature)
                        ------------------------------------------------

Name (print)                          Title
             -----------------------        ----------------------------

Date                                  Telephone Number
     -------------------------------                   -----------------

Please return two signed copies of this Agreement (one of which, signed by us, will thereafter be returned to you) in the accompanying return envelope to:

           AllianceBernstein Investment Research & Management, Inc.
                   1345 Avenue of the Americas, 32nd Floor
                        New York, NY 10105

                                                      APPENDIX A



                       CERTIFICATION OF COMPLIANCE AND
              CERTIFICATION OF ADEQUATE CONTROLS AND PROCEDURES

     As a Selected Dealer for the Funds as set forth in the Selected Dealer Agreement dated _________, 200_ (the "Agreement"), we hereby certify to AllianceBernstein Investment Research & Management, Inc. ("ABIRM") that we will at all times comply with (i) the provisions of the Agreement related to compliance with all applicable laws, including the rules of the Securities and Exchange Commission and NASD Conduct Rules, and, in particular, NASD Notice to Members 03-50 and (ii) the terms of each Fund's Prospectus.

     We maintain internal controls and procedures and hereby certify to ABIRM that, based on a recent review, such controls and procedures are adequate to:

     (i)  ensure compliance with all applicable laws;

     (ii) provide information, which we will promptly report to ABIRM, about any fraud involving us or any of our employees that would materially affect our operations or the performance of our obligations under the Agreement;

    (iii) prevent the submission of any order received after the deadline for submission of orders in each day that are eligible for pricing at that day's net asset value per share; and

     (iv) prevent the purchase of a Fund's shares by an individual or entity whose objectives are not consistent with a Fund's policies to preclude excessive or short-term trading and protect the best interests of long-term Fund shareholders, particularly where such individual or entity may be seeking market timing or arbitrage opportunities through the purchase, sale or exchange of Fund shares.



                                    By:
                                        --------------------------------
                                           (Authorized Signature)


Name (print)                                    Title
             --------------------------------         ------------------

Firm Name                                       Date
          -----------------------------------        -------------------


              Please return these Certifications to:

     AllianceBernstein Investment Research & Management, Inc.
             1345 Avenue of the Americas, 32nd Floor
                        New York, NY 10105

00250.0113 #512167v4